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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2/Amendment No. 93 to Registration Statement No. 333-125618/811-08306 of First MetLife Investors Variable Annuity Account One on Form N-4 of our report dated March 31, 2006, relating to the financial statements of First MetLife Investors Variable Annuity Account One and our report dated April 19, 2006 (November 3, 2006 as to Note
12), relating to the financial statements of First MetLife Investors Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for certain non-traditional long duration contracts and separate accounts as required by new accounting guidance which became effective on January 1, 2004), both appearing in the Statement of Additional Information in such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
November 3, 2006